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                                                                    Exhibit 4.4


                                                                       NO. PW-1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                           WARRANT TO PURCHASE SHARES
                              OF PREFERRED STOCK OF
                                  VERSICOR INC.


         This certifies that HEALTHCARE VENTURES V or its assigns (the "HOLDER"), for value received, is entitled to purchase from VERSICOR INC., a Delaware corporation (the "COMPANY"), having a place of business at 34790 Ardentech Court, Fremont, California, the number and type of fully paid and nonassessable shares of the Company's Preferred Stock, and at a per share exercise price, to be determined as follows:

         (i) This Warrant shall entitle the Holder to purchase the number of shares of the Company's applicable Preferred Stock (as determined in (ii) below) equal to $343,345 divided by the applicable per share exercise price (the "STOCK PURCHASE PRICE") of the relevant Preferred Stock (as determined in (ii) below).

         (ii) The type of Preferred Stock issuable upon exercise of this Warrant and the Stock Purchase Price of this Warrant shall be determined as follows:

                  (A) If the Company sells and issues shares of its Series F Preferred Stock (the "SERIES F STOCK") to investors with total gross proceeds to the Company of not less than $15,000,000 (excluding the conversion of the Notes, as such term is defined in the Note and Warrant Purchase Agreement of even date herewith among the Company and, INTER ALIA, the Holder) (the "EQUITY FINANCING") on or prior to the exercise of the Warrant, then the Warrant shall be exerciseable for shares of Series F Stock at a Stock Purchase Price equal to the price per share paid by the investors purchasing the Series F Stock in the Equity Financing.

                  (B) If the Company does not complete an Equity Financing on or prior to the exercise of the Warrant, then the Warrant shall be exerciseable for shares of Series C Preferred Stock at a Stock Purchase Price equal to $5.00.


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         Holder may purchase such shares of Preferred Stock for cash at any time or from time to time after the Company has authorized and reserved adequate shares of capital stock for issuance upon conversion of this Warrant and up to and including 5:00 p.m. (Pacific time) on the earlier of (i) five (5) years from the closing of the initial public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "INITIAL PUBLIC OFFERING") or (ii) ten (10) years from the date of this Warrant, such earlier day being referred to herein as the "EXPIRATION
DATE", upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof; provided, however, that the Company shall have authorized and reserved adequate shares of capital stock for which this Warrant is exerciseable. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

         This Warrant is subject to the following terms and conditions:

         1.       EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

                  1.1 GENERAL. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time after the Company has authorized and reserved adequate shares of capital stock for issuance upon conversion of this Warrant and up to the Expiration Date for all or any part of the shares of Preferred Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Preferred Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Preferred Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Preferred Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

                  1.2 NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Preferred Stock issuable upon exercise of this Warrant is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly


                                       2.
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endorsed Form of Subscription and notice of such election in which event the
Company shall issue to the Holder a number of shares of Preferred Stock computed using the following formula:

                           X = Y (A-B)
                               -------
                                  A

     Where X = the number of shares of Preferred Stock to be issued to the Holder

                    Y = the number of shares of Preferred Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                    A = the fair market value of one share of the Company's Preferred Stock (at the date of such calculation)

                    B = Stock Purchase Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Preferred Stock shall be determined as follows:

         (i) If this Warrant is exercised in connection with the Initial Public Offering, then the fair market value shall be (A) the initial "Price to Public" specified in the final prospectus with respect to such offering multiplied by
(B) the number of shares of Common Stock into which each share of Preferred Stock is convertible in connection with the Initial Public Offering.

         (ii) If this Warrant is exercised when the Common Stock is traded on a securities exchange or the Nasdaq market, then the fair market value per share shall equal (A) the average of the closing or last reported sale prices on such exchange or market over the 30-day period ending fifteen (15) business days prior to the date of exercise of this Warrant multiplied by (B) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise,.

         (iii) Otherwise, the fair market value shall be determined in good faith by the Board of Directors of the Company.

         2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company agrees to ensure, as soon as reasonably practicable after the date of this Warrant and as requested by the Purchasers (as such term is defined in the Note and Warrant Purchase Agreement of even date herewith, among the Company and, INTER ALIA, the Holder), that all shares of Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further agrees, as soon as reasonably practicable after the date of this Warrant and as requested by the Purchasers (as such term is defined in the Note and Warrant


                                       3.
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Purchase Agreement of even date herewith, among the Company and, INTER ALIA, the
Holder), to have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Preferred Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Preferred Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Preferred Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise.

         3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment. In addition, in the event the outstanding Preferred Stock of the Company converts into Common Stock in connection with the Initial Public Offering (the "PREFERRED STOCK CONVERSION") and this Warrant remains outstanding after such Initial Public Offering, then this Warrant shall be exerciseable for the number of shares of the Company's Common Stock issuable upon conversion of the Preferred Stock underlying this Warrant immediately prior to the Preferred Stock Conversion, and the number of such shares of Common Stock and the Stock Purchase Price shall be subject to adjustment in the same manner as provided forth herein.

                  3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Preferred Stock of the Company which may be issued upon the exercise of the rights represented by this Warrant shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                  3.2 DIVIDENDS IN PREFERRED STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the Holders of Preferred Stock which may be issued upon the exercise of the rights represented by this Warrant (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                           (a) Preferred Stock or any shares of stock or
other securities which are at any time directly or indirectly convertible into or exchangeable for Preferred Stock, or any


                                       4.
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rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution.

                           (b) any cash paid or payable otherwise than as a cash
dividend, or

                           (c) Preferred Stock or additional stock or other
securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Preferred Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Preferred Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had he been the holder of record of such Preferred Stock as of the date on which holders of Preferred Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

                  3.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Preferred Stock shall be entitled to receive stock, securities, or other assets or property (an "ORGANIC CHANGE"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Stock Purchase Price hereof effective at the time of a merger and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

                  3.4 CERTAIN EVENTS. If any change in the outstanding Preferred Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the


                                       5.
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Holder of the Warrant in accordance with such provisions, then the Board of
Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

                  3.5      NOTICES OF CHANGE.

                           (a) Immediately upon any adjustment in the number or
class of shares subject to this Warrant and of the Stock Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (b) The Company shall give written notice to the
Holder at least 5 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

                           (c) The Company shall also give written notice to the
Holder at least 15 business days prior to the date on which an Organic Change shall take place.

         4. ISSUE TAX. The issuance of certificates for shares of Preferred Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

         5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Preferred Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

         6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Preferred Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.


                                       6.

         7. WARRANTS TRANSFERABLE. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

         8. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Preferred Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

         9. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated with the written consent of the Company and holders of at least 66 2/3% in interest of the outstanding Loan Amounts (as such term is defined in the Note and Warrant Purchase Agreement of even date herewith, to which the Company and Holder are parties, INTER ALIA). Holder acknowledges that because this Warrant may be amended with the consent of such 66 2/3% in interest, Holder's rights hereunder may be amended or waived without Holder's consent.

         10. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

         11. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Preferred Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

         12. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

         13. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of


                                       7.

an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

         14. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.


                                       8.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 25th day of June, 1999.

                                              VERSICOR INC.,
                                              a Delaware corporation


                                              By:  /s/ GEORGE F. HORNER
                                                   -------------------------
                                                   George F. Horner
                                                   Chief Executive Officer


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                                    EXHIBIT A

                                SUBSCRIPTION FORM

                                                       Date:____________,19____

Versicor Inc.
34790 Ardentech Court
Fremont, California 94555
Attn: Chief Executive Officer

Ladies and Gentlemen:

/ / The undersigned hereby elects to exercise the warrant issued to it by Versicor Inc. (the "Company") and dated June 25, 1999 Warrant No. PW-_____ (the "Warrant") and to purchase thereunder ______________________ shares of the Series ____ Preferred Stock of the Company (the "Shares") at a purchase price of _________________________ Dollars ($____________) per Share or an
     aggregate purchase price of ___________________________ Dollars ($__________) (the "Purchase Price").

/ / The undersigned hereby elects to convert _____________________________ percent (________%) of the value of the Warrant pursuant to the provisions of Section 1.2 of the Warrant.

         Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer.

                                            Very truly yours,


                                            ---------------------------------
                                            By:
                                               ------------------------------
                                            Title:
                                                  ---------------------------